EXHIBIT 10.7

                FOURTH AMENDMENT TO STANDARD OFFICE BUILDING
                                 LEASE AGREEMENT

                                    RECITALS:

      CLIFFWOOD OIL AND GAS CORPORATION, a Texas corporation ("Tenant") entered into that certain Standard Office Building Lease Agreement (the "Lease") dated January 14, 1997, for certain premises located at 110 Cypress Station Drive, Suite 220 & 246, Houston, Texas, consisting of approximately 7,597 square feet of space, with RADLER ENTERPRISES TEXAS, INC., which was subsequently assigned to K/B FUND IV ("Landlord"). The Lease was modified by First Amendment of Standard Office Building Lease Agreement (hereinafter "First Amendment") on March 21, 1997. The Lease was modified by Second Amendment of Standard Office Building Lease Agreement (hereinafter "Second Amendment") on June 1, 1997. The Lease was modified by Third Amendment of Standard Office Building Lease Agreement (hereinafter "Third Amendment") on July 7, 1998. The purpose of this Fourth Amendment to Standard Office Building Lease Agreement (hereinafter "Fourth Amendment") is to extend the term of the Lease and expand the Leased Premises. This Fourth Amendment made and entered into on this 24th day of March 1999.

                                   AMENDMENT:

      For valuable consideration respectively given, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby enter this Fourth Amendment which amends the Lease as follows:

1. In addition to Tenant's present space Suite 220 & 246 consisting of approximately 7,597 square feet of space more particularly described on Exhibit "1", (hereinafter "Existing Space"), Tenant's space shall also include approximately 4,736 square feet of space, more particularly, described on Exhibit "2" (hereinafter "Expansion Space") attached hereto. Tenant's net rentable area, including the Expansion Space, is approximately 12,333 square feet more particularly described on Exhibit "3" (hereinafter "Total Net Rentable Area").

2. SECTION 2. TERM. This lease shall continue in force for an additional three (3) months commencing on June 1, 2000 and terminating on August 31, 2000.

3. SECTION 4. BASE RENTAL, ADJUSTMENTS AND LATE CHARGES (A). As of May 1, 1999, the Base Rental rates specified in the Lease or the Rent Schedule contained in any prior Amendments of the Lease are deleted and the following is substituted in its place:

                                  RENT SCHEDULE
--------------------------------------------------------------------------------
   PAYMENT                                MONTHLY      NO. OF        AGGREGATE
     NO.              DUE DATES            AMOUNT     PAYMENTS        AMOUNT
--------------   --------------------  -------------  --------    --------------
1                 5/1/1999-5/31/1999     $6,356.23       1             $6,356.23
--------------   --------------------  -------------  --------    --------------
2-4               6/1/1999-8/31/1999     $13,057.67      3            $39,173.01
--------------   --------------------  -------------  --------    --------------
5-13              9/1/1999-5/31/2000     $13,101.17      9           $117,910.53
--------------   --------------------  -------------  --------    --------------
14-16             6/1/2000-8/31/2000     $16,444.00      3            $49,332.00
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FOURTH AMENDMENT TO STANDARD OFFICE BUILDING LEASE AGREEMENT

4. Landlord shall provide Tenant with an improvement allowance of $13,402.88 to be applied towards rental as reflected in the above rent schedule.

5. SECTION 4. BASE RENTAL, ADJUSTMENTS AND LATE CHARGES (B) shall be amended to Base Year 1999.

6. Tenant accepts the Expansion Space in its "As-is" condition without any further improvements by Landlord, subject to engineering costs necessary to accommodate Tenant space requirements. Property Manager shall advise Tenant of such costs as necessary.

7. Landlord shall provide Tenant with one (1) additional covered reserved parking space, for a total of four (4) spaces, at no additional cost to Tenant.

8. RENEWAL OPTION. Contingent upon Tenant satisfying all of the following conditions, (the "CONDITIONS") Tenant is hereby granted an option to extend the Lease Term for an additional term of thirty-six (36) months ("EXTENSION TERM") commencing on September 1, 2000 and expiring on August 31, 2003, the Conditions being that: (i) Tenant shall have fully performed all of its convenants, duties and obligations hereunder during the Lease Term; and (ii) Tenant shall have given written notice to Landlord of Tenants exercise of such option not less than one hundred eighty (180) days prior to the expiration of the present Lease Term.
      Time is of the essence in the exercise of this Renewal Option and should Tenant fail to exercise this option by timely notice or fail to satisfy the Renewal Conditions, this Renewal Option shall lapse and be of no further force or effect.
      In the event that Tenant satisfies all of the Conditions and effectively exercises such Option, then Landlord and Tenant shall execute an amendment in a form and content satisfactory in all respects to both Landlord and Tenant and the Rental for said Extension Term shall be the Prevailing Market Rate. The "Prevailing Market Rate" shall mean the then prevailing market rate for base rental for Leases comparable to this Lease for comparable space. The Prevailing Market Rate shall be determined by Landlord and Tenant by mutual agreement and, if Landlord and Tenant cannot agree, the Prevailing Market Rate shall be established in the manner as specified in the balance of this subparagraph. Within ten (10) days after receipt of Tenant's exercise of an extension option, but no earlier than one hundred eighty (180) days prior to the expiration of the Lease Term, as it may have been extended, Landlord shall advise Tenant of its determination of the Prevailing Market Rate, on a square foot basis. Within thirty (30) days after receipt of Landlord's determination of the Prevailing Market Rate, Tenant shall advise Landlord, in writing, as to whether or not Tenant accepts or rejects the Prevailing Market Rate specified by Landlord. Failure to accept or reject the Prevailing Market Rate specified by Landlord shall be deemed acceptance by Tenant. If Tenant accepts such Prevailing Market Rate, then such rate shall be charged during the applicable extension period for Base Rental. If Tenant rejects such Prevailing Market Rate, Tenant shall specify in such notice its selection of a real estate appraiser, who shall act on Tenant's behalf in determining the Prevailing Market Rate. Within ten (10) days after Landlord's receipt of Tenant's rejection of the Landlord's specification of the Prevailing Market Rate and Tenant's selection of the real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall represent Landlord in the determination of the Prevailing Market Rate. Within ten (10) days of the selection of the
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FOURTH AMENDMENT TO STANDARD OFFICE BUILDING LEASE AGREEMENT

Landlord's appraiser, the two appraisers shall by written report, each render their respective determinations of the Prevailing Market Rate for the extension period in question. Each appraiser shall consider in determining the Prevailing Market Rate, among other factors, what financial inducements are then being offered to a tenant who is wiling to relocate, such as free rent, tenant improvement allowances, or moving allowances (if such considerations are appropriate for the current market conditions). If the determinations of the two appraisers do not agree, the appraisers shall select a third appraiser who shall then select the Prevailing Market Rate within twenty (20) days after the appointment of such third appraiser. Landlord and Tenant agree that they shall be bound by the determination of the appraiser(s). Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall each share the fee and expenses of the third appraiser.

9. ENTIRE AGREEMENT. This Fourth Amendment sets forth all the convenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings ("Representations") between the Landlord and Tenant concerning the leased Premises, and there are no Representations, either oral or written, between them other than those in the Lease, First, Second, Third or this Fourth Amendment. This Fourth Amendment supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or Tenant.

10. LEASE IN FULL FORCE AND EFFECT. All provisions of said Lease not inconsistent herewith shall remain in full force and effect. Except as specifically amended by the provisions hereof, the terms and provisions stated in the Lease shall continue to govern the rights and obligations of the parties thereunder; and all provisions and convenants of the Lease shall remain in full force and effect as stated therein, except to extent specifically amended by the provisions hereof.

11. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meanings ascribed thereto in the Lease, except to the extent that the meanings of any such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Agreement. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

12. EXHIBITS. To the extent indicated above, the following Exhibits are made part hereto and incorporated herein by reference as fully as if set forth herein in their entirety:

                  Exhibit "1" - Diagram of Existing Space
                  Exhibit "2" - Diagram of Expansion Space
                  Exhibit "3" - Diagram of Total Net Rentable Area
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FOURTH AMENDMENT TO STANDARD OFFICE BULDING LEASE AGREEMENT

      In witness whereof, the parties hereto have executed this Amendment Agreement as of the date of aforesaid.

                                    LANDLORD
                                   KB FUND IV



BY:____________________________________________________________

                                Rodney Richerson
                                 Vice President



DATE:__________

                                     TENANT
                        CLIFFWOOD OIL AND GAS CORPORATION


BY:____________________________________________________________

                                 Jerry M. Crews
                            Executive Vice President


DATE:__________